Exhibit 10.35

Amended and Restated

Agreement for Cancellation of Debt in Exchange for Stock

January 17, 2024

This Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (this “Agreement”) superseding and amending a prior Agreement for Cancellation of Debt in Exchange for Stock, is entered into effective as of November 1, 2023 between and among UNIFOIL CORPORATION, a New Jersey corporation (“Unifoil”), UNIFOIL HOLDINGS, INC. (“UHI,” the sole shareholder of Unifoil) and Joseph Funicelli (“Funicelli,” and together with the UHI and Unifoil, the “Parties”).

WHEREAS, pursuant to the terms of that certain Promissory Note in the principal amount of $108,495 with an effective date of September 4, 2019 (the “Note”) there remains due and owing by Unifoil to Funicelli the principal amount of $92,360.47 (immediately after the November 1, 2023 payment is made in the amount of $1,887.12);

WHEREAS, UHI, as the sole shareholder of Unifoil, desires to arrange for the principal balance of the Note to be paid in full in exchange for voting common stock of UHI to be issued by UHI to Funicelli in order to improve the financial status of Unifoil and to reduce the debt owed by Unifoil and the debt on UHI’s consolidated balance sheet;

WHEREAS, Unifoil desires to eliminate the debt owed to Funicelli under the Note in order to improve its debt-to-equity ratio;

WHEREAS, UHI is in the process of registering its initial public offering (its “IPO”) with the U.S. Securities and Exchange Commission and has on a pre-offering basis agreed with certain unrelated third parties to borrow certain funds to be converted into voting common stock in connection with the IPO at a conversion rate of $5.00 per share; and

WHEREAS, Funicelli is also willing to convert the remaining principal balance owed on the Note in the amount of $92,360.47, immediately following receipt of the principal and interest payment due on November 1, 2023, into voting common stock of UHI, cancelling such debt in exchange for 18,472 shares of such voting common stock of UHI (cancelling $5.00 of debt in exchange for each share of UHI voting common stock);

The Parties hereby agree as follows:

1. Debt Cancellation. Funicelli hereby agrees to cancel the remaining principal balance owed on the Note in the amount of Ninety-Two Thousand Three Hundred Sixty and Forty-Seven One Hundredths ($92,360.47) Dollars immediately following receipt of the principal and interest payment due on November 1, 2023.

2. Stock Issuance. In exchange for the cancellation of the remaining principal balance of the debt owed by Unifoil under the Note, UHI shall issue Eighteen Thousand Four Hundred Seventy-Two (18,472) Shares of voting common stock of UHI. The issuance of such shares shall be duly authorized and such shares shall be issued free of all liens and encumbrances and duly evidenced in the stock ledgers of UHI as kept by UHI and by any duly authorized agent of UHI.

3. Final Debt Payment by Unifoil. On or about November 1, 2023, Unifoil shall make a final payment of principal and interest on the Note in the amount of One Thousand Eight Hundred Eighty-Seven and Twelve One Hundredths ($1,887.12) Dollars.

4. Acknowledgment. The Parties acknowledge and agree that upon Funicelli’s receipt of the payment referenced above in Section 3 of this Agreement and the issuance to Funicelli of voting common stock of UHI in compliance with Section 2 of this Agreement, all obligations owed to Funicelli under the Note shall be satisfied in full and the debt owed to Funicelli under the terms of the Note shall be hereby cancelled.

5. Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby, shall be governed by the laws of the State of New Jersey, without regard to any conflict of laws provisions thereof. Funicelli, Unifoil and UHI hereby irrevocably and unconditionally (i) agree that any legal action, suit, or proceeding arising out of or relating to this Agreement may be brought only in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and (ii) submit to the jurisdiction of any such court in any such action, suit, or proceeding. Funicelli, Unifoil and UHI irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 5 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by U.S. certified return receipt requested or registered mail and ordinary U.S. mail (both postage prepaid) shall be deemed given three business days from transmittal; or (ii) if delivered by hand or sent by overnight courier service with a recognized national carrier (such as FedEx or UPS) shall be deemed to have been given when received; or (iii) if sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); or (iv) if sent by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgment).

7. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8. Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Agreement and the Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Successors and Assigns. This Agreement may not be assigned, transferred, or negotiated by any of the Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and/or heirs.

10. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

11. Amendments and Waivers. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and executed by the Parties. No consent or waiver, express or implied, by a Party to or of any breach by a Party in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of the breach in the performance by such Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not unless otherwise herein provided to the contrary constitute a waiver by a Party of its rights hereunder. All consents and waivers shall be in writing signed by the Party to be charged with such consent or waiver.

12. Attorneys’ Fees and Costs of Collection. In the event of any dispute arising under or related to the enforcement of this Agreement the prevailing party shall be entitled to recover from the non-prevailing party or parties its costs of litigation, including but not limited to its reasonable attorneys’ fees.

13. Waiver of Jury Trial. The Parties hereto hereby waive the right to a trial by jury with regard to any dispute arising out of or in connection with the terms of this Agreement.

IN WITNESS WHEREOF, Unifoil has executed this Agreement on January 17, 2024 effective as of November 1, 2023.

UNIFOIL CORPORATION (under Seal)

By:	/s/ James Bosco
Name:	James Bosco
Title:	Chief Financial Officer

Unifoil Holdings, Inc. (under seal)

By:	/s/ James Bosco
Name:	James Bosco
Title:	Chief Financial Officer

/s/ Joseph Funicelli
Joseph Funicelli (under seal)
Individually

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